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                                                                  Exhibit (g)(2)


                      AMENDMENT TO AUTOMATIC YRT AGREEMENT
                                  ("AMENDMENT")

Reference is made to the Automatic YRT Reinsurance Agreement, dated effective August 18, 2003 and identified as Treaty Number 3124 (herein the "Agreement"), by and between IDS Life Insurance Company of New York and [name of reinsurance company]. The undersigned parties hereby agree that the Agreement shall be and is hereby amended as follows:

       1. With respect to any insurance policy identified in Exhibit B of the Agreement issued by Ceding Company on or after January 1, 2005, or any covered rider on such policy (herein a "New Policy"), Reinsurer's share of the total automatic pool, as described in Exhibit B, Section B.7, is increased from [percentage] to [percentage]. With respect to any New Policy, [percentage] component of Reinsurer's automatic pool share shall be referred to as "Base Share" and the additional [percentage] component shall be referred to as "Incremental Share". For purposes of this Amendment, a New Policy shall be deemed to include any insurance policy identified in Exhibit B of the Agreement that either (i) has an issue date or is applied for on or after January 1, 2005, or (ii) goes into effect on or after January 1, 2005 even if backdated to reflect an issue date prior to January 1, 2005, including any covered rider on such policy. Any policy issued by the Ceding Company and originally covered by the Agreement prior to January 1, 2005 is considered an "Existing Policy", including any covered rider on such policy whether issued before or after January 1, 2005. Existing Policy also includes any conditional receipt or temporary insurance provision if the policy is applied for prior to January 1, 2005 until such time as the policy is issued or declined, but only to the extent coverage for such risk is provided for under the terms of the Agreement.

       2. With respect to Incremental Share on any New Policy ceded on an automatic basis, YRT reinsurance premiums for the Base Plan, Survivor Term Rider, and Four-Year Term Rider will be frasierized joint premiums based on the individual ALB Annual Cost of Insurance
             (COI) rates, attached to Exhibit D of the Agreement, less the following allowances:

                --------------------------------------------------------------------------------
                                                    Duration 1   Durations 2-20 Durations 21+
                --------------------------------------------------------------------------------
                2 Preferred                         [percentage]  [percentage]   [percentage]
                --------------------------------------------------------------------------------
                Preferred, Standard Non-Tobacco     [percentage]  [percentage]   [percentage]
                --------------------------------------------------------------------------------
                Preferred, Tobacco                  [percentage]  [percentage]   [percentage]
                --------------------------------------------------------------------------------
                2 Standard Non-Tobacco              [percentage]  [percentage]   [percentage]
                --------------------------------------------------------------------------------
                Standard Non-Tobacco, Tobacco       [percentage]  [percentage]   [percentage]
                --------------------------------------------------------------------------------
                2 Tobacco                           [percentage]  [percentage]   [percentage]
                --------------------------------------------------------------------------------

             After allowances are applied, YRT reinsurance premiums are subject to a minimum rate of [dollar amount] per [dollar amount] of reinsured risk amount in years 2+. Reinsurance premiums are payable until the younger insured attains age 100 and Reinsurer is not liable for any claims occurring after the younger insured attains age 100. Reinsurance premium rates and allowances for the Base Share and the Policy Split Option Rider on any New Policy shall remain as stated in Exhibit D of the Agreement. Reinsurance premiums rates and allowances for Existing Policies and facultative cessions (whether for a New Policy or Existing Policy) shall also remain as stated in Exhibit D of the Agreement.

       3. Notwithstanding anything to the contrary in Section 6.5 of the Agreement, the Reinsurer may raise reinsurance premium rates for the Incremental Share of New Policies ceded on an automatic basis. In the event Reinsurer raises reinsurance premium rates for the Incremental Share of New



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             Policies ceded on an automatic basis, Ceding Company shall have the right to recapture the Incremental Share affected by the rate increase. Reinsurer shall provide the Ceding Company with a minimum of sixty (60) days written notice of its intent to raise reinsurance premium rates for the Incremental Share of in force New Policies, and Ceding Company shall be allowed ninety (90) days from the date of receiving Reinsurer's rate increase notice in which to elect its option to recapture. If the Ceding Company exercises its right to recapture, the Reinsurer shall transfer to the Ceding Company a share of the statutory reserves maintained on the block of reinsured business proportionate to the Incremental Share, such transfer to take place no later than sixty (60) days after the Ceding Company exercises its right to recapture. Under such circumstances, recapture shall be effective as of the effective date of the proposed rate increase. Nothing herein shall be construed to change or alter the meaning of the provisions of
             Section 6.5 of the Agreement with respect to the reinsurance premium rates and allowances for Existing Policies, the Base Share of New Policies, and any facultatively-ceded New Policies.

       4. Any change, reinstatement, increase, replacement, or conversion of an Existing Policy following January 1, 2005 shall be treated and covered in the manner provided for in the Agreement without regard to the change in Reinsurer's automatic pool share and allowances as specified in this Amendment. Single life policies resulting from the exercise of the Split Option Rider on an Existing Policy shall be considered Existing Policies.

       5. Exhibit B, Section B.8, relating to International Clients shall be deleted in its entirety and replaced with the following:
             "International Clients are defined and will be underwritten as described in the Ceding Company's "Guidelines for Underwriting International Clients", a copy of which has been provided to the Reinsurer. The Ceding Company will promptly notify the Reinsurer of any proposed material changes in its international client guidelines. This Agreement will not extend to policies issued pursuant to such changes unless the Reinsurer has consented to accept policies subject to such changes."

Capitalized terms not otherwise defined herein have the meaning ascribed to them as in the Agreement. Except as expressly amended above, all other terms of the Agreement, together with all exhibits and attachments thereto, remain in full force and effect. This Amendment is effective immediately upon execution by both of the undersigned parties. This Amendment is made in duplicate and executed below by authorized representatives of both parties.

IDS LIFE INSURANCE COMPANY OF NEW YORK             [NAME OF REINSURANCE COMPANY]

By:      /s/ Timothy V Bechtold                    By:      [signature]
         -------------------------------
         (signature)                                        (signature)
         Timothy V Bechtold                                 [name]
         (print or type name)                               (print or type name)

Title:   V P - Insurance                           Title:   [title]
Date:    12/29/04                                  Date:    Dec 28, 2004
Attest:  /s/ Charles R. Casswell                   Attest:  [signature]
         -------------------------------
         (signature)                                        (signature)
Title:   Reinsurance Officer                       Title:   [title]